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                                             As filed pursuant to Rule 424(b)(3)
                                             under the Securities Act of 1933
                                             Registration No. 333-65953




                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
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                         VARIABLE ANNUITY ACCOUNT SEVEN

                 SUPPLEMENT TO THE POLARIS II A-CLASS PROSPECTUS
                                DATED MAY 1, 2001

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The paragraph above the chart at the bottom of page C-1 in Appendix C of the prospectus is deleted and replaced with the following:

          The following table identifies the factors we use in determining the percentage of earnings that will be added to the death benefit at the Continuing Spouse's date of death, if the Continuing Spouse is age 69 or younger on the Continuation Date.


Date:  May 7, 2001



                Please keep this Supplement with your Prospectus.